Exhibit 99.1

Transcat, Inc. • 35 Vantage Point Drive • Rochester, NY 14624 • 585-352-7777

IMMEDIATE RELEASE

Transcat Extends its Professional Services business with acquisition of SteriQual, Inc.

ROCHESTER, NY, July 12, 2023 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration services, enterprise asset management services, and value-added distributor of professional grade handheld test, measurement and control instrumentation, announced that it has purchased all of the capital stock of privately-held SteriQual, Inc. (SteriQual), effective July 12, 2023. The purchase price of $4.25 million was paid in Company stock and is subject to certain holdback provisions.

Founded in 2017, SteriQual provides expert consulting services to pharmaceutical, biopharmaceutical, medical device, and diagnostic equipment manufacturers. Specializing in commissioning, qualification and validation (“CQV”); process engineering; facilities engineering: quality engineering and assurance; and project management, SteriQual provides critical support to its customers engaged in new facility start-ups, modifications to existing facilities/processes, regulatory inspections, and remediations. Existing leadership and staff will remain onboard and will continue to service customer needs.

“I am pleased to announce the acquisition of SteriQual. Although not a large acquisition, it is strategic in that it is the initial “bolt-on” to the Nexa Enterprise Asset Management business, that has been quite successful since we acquired it in fiscal 2022 and it is the first acquisition that further builds out our Professional Services footprint, providing additional capability and significant industry know-how in the CQV space. Additionally, this acquisition bolsters the NEXA Single Source Solution (NS3) model, enabling the execution of the vast majority of the scope surrounding the engineering needs required for capital projects under a single entity,” commented Lee Rudow, President and Chief Executive Officer. “Based on our experience with growing Nexa and the demand we are seeing in the marketplace, we believe that SteriQual is the perfect fit for Nexa and Transcat and we are confident that it further enhances our overall value proposition, that is already a significant differentiator as we pursue incremental business with new and existing customers.”

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, reliability, maintenance optimization, quality and compliance, validation, Computerized Maintenance Management System (CMMS), and pipette services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device, and other FDA-regulated businesses, as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its 27 Calibration Service Centers strategically located across the United States, Puerto Rico, Canada, and Ireland. In addition, Transcat operates calibration labs in 21 imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

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Transcat Extends its Professional Services business with acquisition of SteriQual, Inc.

July 12, 2023

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise, and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage its strong brand and unique value proposition that includes its comprehensive instrument service capabilities, enterprise asset management, and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model. More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” “plans,” “aims” and other similar words. All statements addressing operating performance, events or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the Company’s response to the coronavirus (COVID-19) pandemic, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

For more information, contact:

Linda Reynolds
Executive Assistant
35 Vantage Point Drive
Rochester, NY 14624
Phone: 585.866.1969
Email: linda.reynolds@transcat.com